Exhibit 10.56

September 20, 2021

Lannett Company, Inc.

9000 State Road

Philadelphia, PA 19136

Re: Letter of Agreement between Elite Pharmaceuticals, Inc. and Lannett Company, Inc. for Dantrolene (“Dantrolene Renewal Letter”)

Mr. Block,

Lannett Company, Inc., a Delaware corporation located at 9000 State Road, Philadelphia, PA 19136 and/or its Affiliates (“Lannett”), and Elite Pharmaceuticals, Inc. a Nevada corporation and Elite Laboratories, Inc. a Delaware corporation (a subsidiary of Elite Pharmaceuticals, Inc.), located at 165 Ludlow Avenue, Northvale, NJ 07647 (together "Elite") are parties to a License, Supply and Distribution Agreement for Dantrolene Capsules effective as of April 9, 2019 (“Dantrolene Agreement”). Under the Agreement, Elite granted a right to Lannett to sell and distribute the product Dantrolene Sodium (“Dantrolene”). All capitalized terms used without definition in this Dantrolene Renewal Letter shall have the meanings provided in the Dantrolene Agreement.

Effective as of the date of execution of this Letter Agreement, the parties agree to the following:

Per Section 8.1 of the Dantrolene Agreement, Elite and Lannett agree to extend the Term of the Dantrolene Agreement for two (2) years. The Initial Term is for three (3) years, from the Effective Date of April 9, 2019 until April 8, 2022. The First Renewal Term mutually agreed upon with this letter shall be from April 9, 2022 until April 8, 2024. All terms and conditions of the Dantrolene Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our agreement and understanding, please execute the enclosed counterpart of this letter agreement and return the executed counterpart to the undersigned at your convenience.

- SIGNATURE PAGE FOLLOWS -

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ELITE PHARMACEUTICALS, INC.

By	/s/ Nasrat Hakims
Name:	Nasrat Hakim
Title:	CEO

Accepted and agreed as of this September 20, 2021

LANNETT COMPANY, INC.

By	/s/ Michael Block
Name:	Michael Block
Title:	Vice President of Business Development

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